FOR IMMEDIATE RELEASE

SUREWEST REPORTS STRONG FIRST QUARTER 2009 RESULTS —
REVENUE GROWTH OF 19% AND EBITDA GROWTH OF 34%

Results Driven by Broadband Business and Residential Revenue Growth

ROSEVILLE, CA – May 6, 2009 – Leading independent communications holding company SureWest Communications (NASDAQ: SURW) today announced operating results for the first quarter ended March 31, 2009.

Year-over-Year Financial Highlights:

•	Revenue increased 19% to $60.9 million due to continued Broadband growth

•	EBITDA, adjusted for non-cash pension ($755 thousand) and stock compensation ($608 thousand), increased 34% to $19.5 million

•	Income from operations increased 23% to $3.3 million

•	Net income increased to $2.5 million from $283 thousand due to a gain from the sale of SureWest’s wireless towers in February 2009

Year-over-Year Pro Forma Highlights (captures Kansas City results prior to the acquisition):

•	Revenue increased 4% resulting from 14% Broadband revenue growth partially offset by Telecom revenue declines of 11%

•	Broadband Business revenues grew 21% driven by 12% customer growth and a 9% average revenue per user (ARPU) increase

•	Broadband Residential revenues increased 12% due to 5% residential ARPU growth and a 12% increase in revenue generating units (RGUs)

•	Broadband Residential customer churn remained favorable, with a low rate of 1.4%

•
Broadband VoIP, which launched in March 2008, continues to slow traditional telephone line erosion with a residential voice loss of 4,800 (4%) compared to a loss of 9,000 (7%) in the first quarter 2008

The following table highlights financial results for continuing operations on both a consolidated and pro forma basis to include the acquisition of the Kansas City operations (dollars are in thousands):

	Y-O-Y Comparison			Q-O-Q Comparison
Consolidated	Q109	Q108	Growth	Q408	Growth
Broadband Revenue	$39,222	$26,831	46%	$36,929	6%
Telecom Revenue	$21,720	$24,482	-11%	$22,009	-1%
Total Revenue	$60,942	$51,313	19%	$58,938	3%
EBITDA (adjusted)	$19,493	$14,506	34%	$17,015	15%
Income from Operations	$3,320	$2,691	23%	$2,559	30%

Pro Forma
Broadband Revenue	$39,222	$34,388	14%	$36,929	6%
Telecom Revenue	$21,720	$24,482	-11%	$22,009	-1%
Total Revenue	$60,942	$58,870	4%	$58,938	3%
EBITDA (adjusted)	$19,493	$17,344	12%	$17,015	15%
See Non-GAAP measure notes near end of release and EBITDA reconciliation for detailed adjustments.

Steve Oldham, SureWest’s president and chief executive officer, said, “The sales environment continues to be challenging as cost-savings and value have understandably become our customer’s main priorities, particularly in the Sacramento region. We constantly review and amend our marketing tactics in response to market dynamics in order to maximize sales opportunities. Despite strong competition, this has resulted in sustained residential growth, particularly in RGUs and ARPU, and a business product offering that continues to excel. We also have the ability to add new features and products capable of generating additional revenue streams such as unique and exclusive residential video content, fee-based home entertainment installation, IT outsourcing for business clients and expanded data center services.

“Our decision last year to purchase the network assets in Kansas City continues to provide regulatory, economic and market diversity that benefits the company. Our Northern California markets experienced relatively flat customer growth while our Kansas City area markets continue to see stronger growth, with the Kansas City business services sector exceeding our aggressive growth targets.”

Consolidated Financial Results

Consolidated revenues increased 19% year-over-year to $60.9 million and consolidated adjusted EBITDA increased 34% to $19.5 million. The growth was attributable to significant Broadband performance, which included a full quarter of the Kansas City operations in the first quarter 2009 compared to six weeks in the first quarter 2008. This more than offset the anticipated Telecom segment revenue declines.

Income from operations increased 23% year-over-year to $3.3 million primarily due to continued growth in Broadband. Net income increased to $2.5 million from $283 thousand due to a gain from the sale of SureWest’s wireless towers in February 2009.

Operating expenses, exclusive of depreciation and amortization, increased 17% to $42.8 million compared to $36.5 million in the first quarter 2008. Cost of services increased due to the yearly increase of video programming fees and transport charges related to the growth of commercial business revenues. Customer operations and selling increased due to the increase in the residential and business sales team in Kansas City, and general and administrative expenses declined due to decreases in consulting fees for information system projects and strategic initiatives.

Earnings per share from continuing operations was $0.01 compared to zero in the first quarter 2008.

Consolidated capital expenditures totaled $18.4 million, consistent with the first quarter 2008 total of $18.3 million. The company is projecting 2009 capital expenditures of $55-60 million, most of which occurs in the first half of the year with much lower capital spend expected in the second half. The 2009 capital plan is aimed at the company’s targeted network expansion and success-based capital associated with obtaining market share through increased penetration, subscribers and RGUs.

Pro Forma Consolidated Results (includes Kansas City results in prior periods)

Operating revenues totaled $60.9 million, a pro forma increase of 4%. EBITDA totaled $19.5 million, a pro forma increase of 12%. Revenue from business customers grew by $1.7 million, a pro forma increase of 10%.

Pro Forma Broadband Segment Results

Broadband revenues increased 14% and accounted for 64% of the company’s total revenue for the first quarter 2009.

Broadband Residential:
Broadband Residential revenues increased 12%. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q1 '09 vs. Q1 '08 change			Q1 '09 vs. Q4 '08 change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	18%	6%	12%	2%	1%	2%
Data RGUs	7%	7%	7%	0%	2%	1%
Video RGUs – Fiber & HFC	15%	7%	10%	-2%	1%	0%
Voice RGUs	55%	4%	23%	9%	1%	4%
Total Residential Subscribers	6%	7%	6%	0%	1%	0%

ARPU for triple-play marketable homes, consisting of the company’s fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) networks, increased to $112 from $110 year-over-year and $107 sequentially.

“During the first quarter, we strategically focused on growing ARPU,” said Oldham. “While this strategy was successful due to a combination of price increases and being more conservative with discounts, it came at a cost in Sacramento of a small sequential loss of some video subscribers and flat growth of data subscribers. Kansas City historically experiences slower subscriber growth in the first quarter due to the effects of weather impacting customer acquisition. In response to the general economic conditions in California and in response to our competition, in the second quarter we have become more aggressive with our marketing promotions and customer retention offers while continuing to focus on maintaining ARPU and increasing EBITDA.”

Residential marketable homes increased 21,600, or 8%, to 308,200 year-over-year and by 4,000, or 1%, sequentially. SureWest is projecting to pass roughly 7,500 marketable homes with its advanced fiber network in 2009. Sacramento will upgrade roughly 2,000 ILEC homes to fiber in the second quarter and Kansas City released 4,000 new homes in the first quarter and an additional 1,500 in April. SureWest’s expectation is to exceed 35% penetration on its fiber networks.

Broadband Business:
Broadband Business, which comprised 24% of the Broadband segment, increased revenues by 21% to $9.6 million. Customer counts increased 12% to 6,700 and total Business ARPU grew 9% to $484.

Commercial development in the Kansas City service territory remained active and ARPU in that market is expected to sustain positive growth due to the company’s successful efforts in acquiring new business clients. Kansas City will launch a new data center service in the third quarter of 2009 with expectations of additional growth among new and existing customers. The company successfully grew ARPU in the Sacramento business market by upgrading DSL business customers from the 3 Mbps product to 6 and 10 Mbps as the business demand for more Internet bandwidth continues to increase. Revenues were also impacted by a $247 thousand non-recurring sale of business equipment.

Telecom Segment Results

Operating only in the Sacramento market, Telecom segment revenues declined 11% to $21.7 million due to an expected revenue loss in Telecom Residential access lines and associated access revenues.

Telecom Residential:
Telecom Residential results were impacted by anticipated losses in Telecom voice RGUs of 26%. The company continues to mitigate industry-wide trends of Telecom voice line losses through its Broadband VoIP product. Of the 4,500 sequential Telecom Residential voice RGU losses, 2,200 migrated to the VoIP service during the first quarter.

The company anticipates continued voice line losses, which will be partially offset as customers move to the Broadband VoIP service and its feature-rich capabilities. Launched in March 2008, Broadband VoIP continues to slow traditional telephone line erosion with a residential voice loss of 4,800 (4%) compared to a loss of 9,000 (7%).

Telecom Business:
Telecom Business revenues remained flat at $9 million. ARPU grew 7% to $332, which helped offset subscriber count decreases of 6% that were largely due to the economic impact on small-to-medium size businesses.

Telecom Access:
Telecom Access consists of the company’s switched access revenues, interstate common line revenues and California High Cost Fund (CHCF) subsidies. Revenues decreased 11% to $5.6 million due to scheduled reductions in the CHCF subsidies, as well as a decline in switched access revenues. Sequential revenue increased 3% due to an increase in common line revenues, which resulted from an increase in rate base and a non-recurring $224 thousand settlement of a prior year CHCF claim.

Wireless Towers

On February 27, 2009, SureWest completed the previously announced sale of its 52 wireless towers to Global Tower Partners for an aggregate cash purchase price of $9.2 million. As a result of this sale, SureWest consolidated results now reflect Wireless Towers as discontinued operations.

Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP) throughout this press release; the company has presented non-GAAP financial measures, such as EBITDA. EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of its internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures is provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details about its results and business strategy at 5:00 p.m. Eastern Time on Wednesday, May 6, 2009. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations Web site at www.surw.com. A telephone replay of the call will be available shortly after completion through Wednesday, May 13 by dialing (888) 286-8010 and entering passcode 65142820. Visit www.surw.com for updates prior to the call.

About SureWest

SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers and is the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 90 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
 Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	March 31, 2009	March 31, 2008	Change	Change
Operating revenues:
Broadband	$39,222	$26,831	$12,391	46%
Telecom	21,720	24,482	(2,762)	-11%
Total operating revenues	60,942	51,313	9,629	19%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,014	18,553	6,461	35%
Customer operations and selling	8,235	7,444	791	11%
General and administrative	9,563	10,558	(995)	-9%
Depreciation and amortization	14,810	12,067	2,743	23%
Total operating expenses	57,622	48,622	9,000	19%

Income from operations	3,320	2,691	629	23%

Other income (expense):
Interest income	37	334	(297)	-89%
Interest expense	(2,310)	(2,755)	445	16%
Other, net	(84)	1	(85)	nm
Total other income (expense), net	(2,357)	(2,420)	63	3%

Loss from continuing operations before income taxes	963	271	692	255%

Income tax expense	884	249	635	255%

Income from continuing operations	79	22	57	259%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	(69)	261	(330)	-126%
Gain on sale of discontinued operations	2,508	-	2,508	100%
Total discontinued operations	2,439	261	2,178	834%

Net income	$2,518	$283	$2,235	790%

Basic and diluted earnings per common share:
Income from continuing operations	$0.01	$0.00	$0.01
Discontinued operations, net of tax	0.17	0.02	0.15
Net income per basic common share	$0.18	$0.02	$0.16

Shares of common stock used to calculate earnings per share:
Basic	14,008	14,310	(302)
Diluted	14,008	14,329	(321)

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	March 31, 2009	December 31, 2008	Change	Change
Operating revenues:
Broadband	$39,222	$36,929	$2,293	6%
Telecom	21,720	22,009	(289)	-1%
Total operating revenues	60,942	58,938	2,004	3%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,014	23,875	1,139	5%
Customer operations and selling	8,235	9,260	(1,025)	-11%
General and administrative	9,563	8,578	985	11%
Depreciation and amortization	14,810	14,666	144	1%
Total operating expenses	57,622	56,379	1,243	2%

Income from operations	3,320	2,559	761	30%

Other income (expense):
Interest income	37	83	(46)	-55%
Interest expense	(2,310)	(3,281)	971	30%
Other, net	(84)	261	(345)	-132%
Total other income (expense), net	(2,357)	(2,937)	580	20%

Income (loss) from continuing operations before income taxes	963	(378)	1,341	355%

Income tax expense	884	1,169	(285)	-24%

Income (loss) from continuing operations	79	(1,547)	1,626	105%

Discontinued operations, net of tax:
Loss from discontinued operations	(69)	(229)	160	70%
Gain (loss) on sale of discontinued operations	2,508	(358)	2,866	801%
Total discontinued operations	2,439	(587)	3,026	516%

Net income (loss)	$2,518	$(2,134)	$4,652	218%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$0.01	$(0.11)	$0.12
Discontinued operations, net of tax	0.17	(0.04)	0.21
Net income (loss) per basic common share	$0.18	$(0.15)	$0.33

Shares of common stock used to calculate earnings per share:
Basic	14,008	13,976	32
Diluted	14,008	13,976	32

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For the 2008 Quarters Ended:				Twelve Months Ended
Consolidated	March 31	June 30	September 30	December 31	December 31, 2008	Quarter Ended March 31, 2009	Y-o-Y chg	%	Q-o-Q chg	%
Operating revenues (1)
Residential	$34,647	$34,621	$33,959	$34,180	$137,407	$35,713	$1,066	3.1%	$1,533	4.5%
Business	16,946	18,188	19,342	18,218	72,694	18,633	1,687	10.0%	415	2.3%
Access	6,647	6,393	6,308	5,922	25,270	6,031	(616)	-9.3%	109	1.8%
Other	630	650	661	618	2,559	565	(65)	-10.3%	(53)	-8.6%
Total operating revenues from external customers	58,870	59,852	60,270	58,938	237,930	60,942	2,072	3.5%	2,004	3.4%

Operating expenses (1)	41,274	39,903	42,034	41,713	164,924	42,812	1,538	3.7%	1,099	2.6%
Depreciation and amortization	13,259	14,075	14,219	14,666	56,219	14,810	1,551	11.7%	144	1.0%
Income from operations	$4,337	$5,874	$4,017	$2,559	$16,787	$3,320	$(1,017)	-23.4%	$761	29.7%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

	For the 2008 Quarters Ended:				Twelve Months Ended
	March 31	June 30	September 30	December 31	December 31, 2008	Quarter Ended March 31, 2009	Y-o-Y chg	%	Q-o-Q chg	%
Net income (loss) from continuing operations	$376	$1,729	$622	$(1,547)	$1,180	$79	$(297)	-79.0%	$1,626	105.1%
Add back: income tax expense	489	1,139	582	1,169	3,379	884	395	80.8%	(285)	-24.4%
Less: other (income)/expense	3,472	3,006	2,813	2,937	12,228	2,357	(1,115)	-32.1%	(580)	-19.7%
Income from operations	4,337	5,874	4,017	2,559	16,787	3,320	(1,017)	-23.4%	761	29.7%
Add (subtract):
Depreciation and amortization	13,259	14,075	14,219	14,666	56,219	14,810	1,551	11.7%	144	1.0%
Non-cash pension (income)/expense	(393)	(524)	(458)	(433)	(1,808)	755	1,148	292.0%	1,188	274.3%
Non-cash stock compensation expense	141	345	169	223	878	608	467	331.2%	385	172.6%

Adjusted EBITDA (2)	$17,344	$19,770	$17,947	$17,015	$72,076	$19,493	2,149	12.4%	2,478	14.6%

Other data:
Total debt	$277,830	$231,828	$233,827	$241,688	n/a	$240,187	(37,643)	-13.5%	(1,501)	-0.6%

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
 (Amounts in thousands)

	For the 2008 Quarters Ended:				Twelve Months Ended
Broadband	March 31	June 30	September 30	December 31	December 31, 2008	Quarter Ended March 31, 2009	Y-o-Y chg	%	Q-o-Q chg	%
Data	$10,128	$10,338	$10,348	10,491	$41,305	$10,763	$635	6.3%	$272	2.6%
Video	10,359	10,365	10,264	10,522	41,510	11,689	1,330	12.8%	1,167	11.1%
Voice	5,258	5,395	5,542	5,933	22,128	6,399	1,141	21.7%	466	7.9%
Total residential revenues	25,745	26,098	26,154	26,946	104,943	28,851	3,106	12.1%	1,905	7.1%
Business	7,899	8,374	9,271	9,084	34,628	9,585	1,686	21.3%	501	5.5%
Access	305	370	414	449	1,538	384	79	25.9%	(65)	-14.5%
Other	439	459	441	450	1,789	402	(37)	-8.4%	(48)	-10.7%
Total operating revenues from external customers	34,388	35,301	36,280	36,929	142,898	39,222	4,834	14.1%	2,293	6.2%
Intersegment revenues	140	141	138	120	539	91	(49)	-35.0%	(29)	-24.2%
Total operating revenues	34,528	35,442	36,418	37,049	143,437	39,313	4,785	13.9%	2,264	6.1%

Operating expenses without depreciation	30,742	31,085	32,844	32,698	127,369	34,695	3,953	12.9%	1,997	6.1%
Depreciation and amortization	9,597	10,335	10,700	11,051	41,683	11,620	2,023	21.1%	569	5.1%
Loss from operations	$(5,811)	$(5,978)	$(7,126)	$(6,700)	$(25,615)	$(7,002)	$(1,191)	-20.5%	$(302)	-4.5%

 Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For the 2008 Quarters Ended:				Twelve Months Ended
	March 31	June 30	September 30	December 31	December 31, 2008	Quarter Ended March 31, 2009	Y-o-Y chg	%	Q-o-Q chg	%
Loss from continuing operations	$(5,416)	$(5,391)	(5,856)	$(6,667)	$(23,330)	$(5,398)	$18	0.3%	$1,269	19.0%
Add back: income tax benefits	(4,054)	(3,690)	(3,994)	(3,179)	(14,917)	(3,656)	398	9.8%	(477)	-15.0%
Less: other (income)/expense	3,659	3,103	2,724	3,146	12,632	2,052	(1,607)	-43.9%	(1,094)	-34.8%
Loss from operations	(5,811)	(5,978)	(7,126)	(6,700)	(25,615)	(7,002)	(1,191)	-20.5%	(302)	-4.5%
Add (subtract):
Depreciation and amortization	9,597	10,335	10,700	11,051	41,683	11,620	2,023	21.1%	569	5.1%
Non-cash pension (income)/expense	(162)	(212)	(187)	(178)	(739)	327	489	301.6%	505	283.5%
Non-cash stock compensation expense	54	173	77	103	407	304	250	463.0%	201	195.1%

Adjusted EBITDA (2)	$3,678	$4,318	$3,464	$4,276	$15,736	$5,249	$1,571	42.7%	$973	22.7%

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
 (Amounts in thousands)

	For the 2008 Quarters Ended:				Twelve Months Ended
Telecom	March 31	June 30	September 30	December 31	December 31, 2008	Quarter Ended March 31, 2009	Y-o-Y chg	%	Q-o-Q chg	%
Residential	$8,902	$8,523	$7,805	$7,234	$32,464	$6,862	$(2,040)	-22.9%	$(372)	-5.1%
Business	9,047	9,814	10,071	9,134	38,066	9,048	1	0.0%	(86)	-0.9%
Access	6,342	6,023	5,894	5,473	23,732	5,647	(695)	-11.0%	174	3.2%
Other	191	191	220	168	770	163	(28)	-14.7%	(5)	-3.0%
Total operating revenues from external customers	24,482	24,551	23,990	22,009	95,032	21,720	(2,762)	-11.3%	(289)	-1.3%
Intersegment revenues	4,343	4,560	4,706	4,846	18,455	4,874	531	12.2%	28	0.6%
Total operating revenues	28,825	29,111	28,696	26,855	113,487	26,594	(2,231)	-7.7%	(261)	-1.0%

Operating expenses without depreciation	15,015	13,519	14,034	13,981	56,549	13,082	(1,933)	-12.9%	(899)	-6.4%
Depreciation and amortization	3,662	3,740	3,519	3,615	14,536	3,190	(472)	-12.9%	(425)	-11.8%
Income from operations	$10,148	$11,852	$11,143	$9,259	$42,402	$10,322	$174	1.7%	$1,063	11.5%

 Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For the 2008 Quarters Ended:				Twelve Months Ended
	March 31	June 30	September 30	December 31	December 31, 2008	Quarter Ended March 31, 2009	Y-o-Y chg	%	Q-o-Q chg	%
Net income from continuing operations	$5,792	$7,120	$6,478	$5,120	$24,510	$5,477	$(315)	-5.4%	$357	7.0%
Add back: income tax expense	4,543	4,829	4,576	4,348	18,296	4,540	(3)	-0.1%	192	4.4%
Less: other (income)/expense	(187)	(97)	89	(209)	(404)	305	492	263.1%	514	245.9%
Income from operations	10,148	11,852	11,143	9,259	42,402	10,322	174	1.7%	$1,063	11.5%
Add (subtract):
Depreciation and amortization	3,662	3,740	3,519	3,615	14,536	3,190	(472)	-12.9%	(425)	-11.8%
Non-cash pension (income)/expense	(231)	(312)	(271)	(255)	(1,069)	428	659	285.3%	683	267.9%
Non-cash stock compensation expense	87	172	92	120	471	304	217	249.4%	184	153.3%

Adjusted EBITDA (2)	$13,666	$15,452	$14,483	$12,739	$56,340	$14,244	$578	4.2%	$1,505	11.8%

 (1) External customers only.

 (2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

 (3) The pro forma selected financial results are based on the historical consolidated financial statements of SureWest Communications and Everest Broadband, Inc. ("Everest") and have been adjusted to reflect the Everest acquisition, which was consummated on February 13, 2008.  The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2008.  On May 9, 2008, the sale of the Wireless assets was completed and the pro forma financial results reflect for all periods presented the classification of the sold Wireless operations as discontinued operations. Also, on February 27, 2009, SureWest Communications completed the sale of its Tower Assets and the pro forma financial results reflect the classification of the operations for the Tower Assets sold as discontinued operations for all periods presented.

SUREWEST COMMUNICATIONS
CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	March 31,	December 31,	$	%
	2009	2008	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$1,678	$2,840	$(1,162)	-40.9%
Short-term investments	559	610	(51)	-8.4%
Accounts receivable, net	21,733	21,415	318	1.5%
Income tax receivable	6,624	6,391	233	3.6%
Inventories	6,510	6,527	(17)	-0.3%
Prepaid expenses	3,423	4,539	(1,116)	-24.6%
Deferred income taxes	3,186	2,989	197	6.6%
Other current assets	1,832	1,752	80	4.6%
Assets of discontinued operations	-	5,002	(5,002)	-100.0%
Total current assets	45,545	52,065	(6,520)	-12.5%

Property, plant and equipment, net	527,115	523,231	3,884	0.7%

Intangible and other assets:
Long-term investments	3,508	3,508	-	0.0%
Customer relationships, net	4,737	5,062	(325)	-6.4%
Goodwill	45,814	45,814	-	0.0%
Deferred charges and other assets	4,392	4,129	263	6.4%
	58,451	58,513	(62)	-0.1%
	$631,111	$633,809	$(2,698)	-0.4%

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,642	$15,643	$(1)	0.0%
Accounts payable	1,537	2,798	(1,261)	-45.1%
Other accrued liabilities	17,326	19,050	(1,724)	-9.0%
Advance billings and deferred revenues	9,007	8,960	47	0.5%
Accrued compensation	7,455	11,292	(3,837)	-34.0%
Liabilities of discontinued operations	-	453	(453)	-100.0%
Total current liabilities	50,967	58,196	(7,229)	-12.4%

Long-term debt and capital lease obligations	224,545	226,045	(1,500)	-0.7%
Deferred income taxes	48,873	46,358	2,515	5.4%
Accrued pension and other post-retirement benefits	36,904	36,046	858	2.4%
Other liabilities and deferred revenues	5,461	5,819	(358)	-6.2%

Commitments and contingencies	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 14,281 and 14,082 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	147,023	146,558	465	0.3%
Accumulated other comprehensive loss	(19,283)	(19,248)	(35)	-0.2%
Retained earnings	136,621	134,035	2,586	1.9%
Total shareholders' equity	264,361	261,345	3,016	1.2%
	$631,111	$633,809	$(2,698)	-0.4%

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended March 31, 2009			Quarter Ended December 31, 2008			Quarter Ended March 31, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(5,398)	$5,477	$79	$(6,667)	$5,120	$(1,547)	$(5,770)	$5,792	$22

Add (subtract):

Income taxes (benefit)/expense	(3,656)	4,540	884	(3,179)	4,348	1,169	(4,294)	4,543	249

Other (income)/expense	2,052	305	2,357	3,146	(209)	2,937	2,607	(187)	2,420

Depreciation and amortization	11,620	3,190	14,810	11,051	3,615	14,666	8,405	3,662	12,067

Non-cash pension (income)/expense	327	428	755	(178)	(255)	(433)	(162)	(231)	(393)

Non-cash stock compensation expense	304	304	608	103	120	223	54	87	141

Adjusted EBITDA (1)	$5,249	$14,244	$19,493	$4,276	$12,739	$17,015	$840	$13,666	$14,506

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes;  depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)
As of and for the quarter ended

BROADBAND	3/31/2009 [1]	3/31/2008 [1]	Chg	Chg %	12/31/2008 [1]	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC [2]	236,500	211,000	25,500	12%	232,400	4,100	2%
RGUs - Fiber & HFC	57,600	52,500	5,100	10%	57,500	100	0%
RGUs - Copper	2,400	2,700	(300)	-11%	2,600	(200)	-8%
Penetration - Fiber & HFC	24.4%	24.9%	-0.5%	-2%	24.7%	-0.4%	-2%
ARPU	$65	$63	$2	2%	$59	$6	9%
Voice
Marketable Homes	308,200	286,600	21,600	8%	304,200	4,000	1%
RGUs	66,300	53,800	12,500	23%	63,500	2,800	4%
Penetration	21.5%	18.8%	2.7%	15%	20.9%	0.6%	3%
ARPU	$33	$32	$1	1%	$32	$1	2%
Data
Marketable Homes	308,200	286,600	21,600	8%	304,200	4,000	1%
RGUs	98,100	91,800	6,300	7%	97,400	700	1%
Penetration	31.8%	32.0%	-0.2%	-1%	32.0%	-0.2%	-1%
ARPU	$37	$37	$0	-1%	$36	$1	1%
Total
Marketable Homes - Fiber, HFC, Copper	308,200	286,600	21,600	8%	304,200	4,000	1%
RGUs	224,400	200,800	23,600	12%	221,000	3,400	2%

Subscriber totals
Subscribers [3]	102,800	96,900	5,900	6%	102,400	400	0%
Penetration	33.4%	33.8%	-0.5%	-1%	33.7%	-0.3%	-1%
ARPU [4]	$94	$89	$5	5%	$89	$5	6%
Triple Play ARPU [5]	$112	$110	$2	2%	$107	$5	5%
Triple Play RGUs per Subscriber [5]	2.59	2.59	0.00	0%	2.59	0.00	0%
Churn	1.4%	1.4%	0.1%	5%	1.4%	0.1%	4%

Business [6]
Customers	6,700	6,000	700	12%	6,500	200	3%
ARPU	$484	$444	$40	9%	$467	$17	3%

TELECOM	3/31/2009 [1]	3/31/2008 [1]	Chg	Chg %	12/31/2008 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	90,800	89,900	900	1%	90,800	0	0%
RGUs [7]	49,500	66,800	(17,300)	-26%	54,000	(4,500)	-8%
Cumulative Migration to Broadband Voice [8]	6,900	0	6,900	n/a	4,700	2,200	n/a
Penetration	54.5%	74.3%	-19.8%	-27%	59.5%	-5.0%	-8%
ARPU	$44	$44	$0	0%	$43	$1	3%
Churn [9]	2.1%	2.3%	-0.2%	-9%	2.2%	-0.1%	-6%

Business [6]
Customers	9,000	9,600	(600)	-6%	9,200	(200)	-2%
ARPU	$332	$311	$21	7%	$327	$5	2%

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2009 [1]	3/31/2008 [1]	Chg	Chg %	12/31/2008 [1]	Chg	Chg %
ILEC Voice RGUs
Broadband	9,900	100	9,800	n/a	7,100	2,800	39%
Telecom	49,500	66,800	(17,300)	-26%	54,000	(4,500)	-8%
Total ILEC Voice RGUs [10]	59,400	66,900	(7,500)	-11%	61,100	(1,700)	-3%
CLEC Residential Voice RGUs [11]	56,400	53,700	2,700	5%	56,400	0	0%
TOTAL Residential Voice RGUs [12]	115,800	120,600	(4,800)	-4%	117,500	(1,700)	-1%

NETWORK METRICS	3/31/2009 [1]	3/31/2008 [1]	Chg	Chg %	12/31/2008 [1]	Chg	Chg %
Marketable Homes - Fiber	142,900	119,900	23,000	19%	138,800	4,100	3%
Marketable Homes - HFC	93,600	91,100	2,500	3%	93,600	0	0%
Marketable Homes - Copper	71,700	75,600	(3,900)	-5%	71,800	(100)	0%
Total	308,200	286,600	21,600	8%	304,200	4,000	1%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribers to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU and RGU per Subscriber includes the total residential revenue per average subscriber and ending RGUs per ending subscriber for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 110,200 at 3/31/08, 94,600 at 12/31/08, and 88,400 at 3/31/09.